For period ended 4/30/2021

Registrant Name: American Beacon Institutional Funds Trust

File Number: 811-23239

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Sonia L. Bates, respectively, the President and Treasurer of the American Beacon Institutional Funds Trust (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSRS for the period ended April 30, 2021 (the “Form N-CSRS”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Sonia L. Bates

Gene L. Needles, Jr.	Sonia L. Bates
President	Treasurer
American Beacon Institutional Funds Trust	American Beacon Institutional Funds Trust

Date: July 7, 2021

A signed original of this written statement required by Section 906 has been provided to American Beacon Institutional Funds Trust and will be retained by American Beacon Institutional Funds Trust and furnished to the Securities and Exchange Commission or its staff.